EXHIBIT 6.20

                                PLEDGE AGREEMENT
                                     (Stock)


          This PLEDGE AGREEMENT (this "Agreement") is made and entered into as of May 25, 2001, by and between Dippy Foods, Inc., a Nevada corporation ("Secured Party"), each of the shareholders of Americas Favorite Food Corp., a California corporation ("AFFC"), signatory hereto (collectively, the "Pledgors", each, individually, a "Pledgor"), and Pollet & Richardson, a Law corporation ("Pledgeholder"), and is made with reference to the following facts:

          A. Secured Party, AFFC and the Pledgors have heretofore entered into that certain Stock Purchase and Share Exchange Agreement, dated as of the date hereof (the "Exchange Agreement"), pursuant to which (i) each Pledgor, except Hermann, has agreed to serve on the Advisory Board from the date of this Agreement until the second anniversary hereof, or until such Pledgor becomes an officer or director of Secured Party, whichever first occurs; provided, however, that if a Pledgor (other than Hermann) becomes an officer or director of Secured Party prior to the second anniversary of the date of this Agreement, such Pledgor shall remain an officer or director of Secured Party (or otherwise an Advisory Member if reappointed to the Advisory Board), until such second anniversary date, and (ii) Hermann has agreed to serve on Secured Party's board of directors and as Executive Vice President and Chief Operating Officer of Secured Party from the date of this Agreement until the second anniversary hereof((i) and (ii) are hereinafter collectively referred to as the "Advisory Obligation");

          B. Whereas, the parties hereto have determined to enter into this Agreement in order to provide for the return of Dippy Common Shares to the AFFC Shareholders in two equal installments, with the first and second installments to occur upon the first and second anniversaries, respectively, of the Closing Date, subject to satisfaction of the Advisory Obligation;

          B. Pledgors, being all of the shareholders of AFFC, will benefit from the transactions contemplated by the Exchange Agreement.

          C. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Exchange Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter contained, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                           GRANT OF SECURITY INTEREST

          1.1 Pledge. As security for the obligations specified in Article 2 hereof, each Pledgor hereby pledges and grants to Secured Party a security interest in and to the following (the "Collateral"): (a) the number of Dippy Common Shares listed opposite such Pledgor's name in Column A on Schedule I hereto (as to each Pledgor, the "Pledged Shares") and (b) all non-cash distributions distributed in respect of or in exchange therefor.

          1.2 Delivery. In furtherance of the pledge and grant of the security interest referred to in Section 1.1 hereof, Pledgors shall deliver to Pledgeholder, concurrently with the execution hereof, all certificates representing the Pledged Shares, duly and properly endorsed in blank (or accompanied by appropriate stock powers separate from certificate) or such other instruments of assignment relating thereto as Secured Party may reasonably require.

                                    ARTICLE 2

                            OBLIGATIONS TO BE SECURED

          The security interests herein granted shall secure the following obligations (the "Secured Obligations"):

          2.1      The Advisory Obligation.

          2.2      The obligations of the Pledgors pursuant to this Agreement.


                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF PLEDGOR

          Each Pledgor hereby represents and warrants to Secured Party that:

          3.1 Validity of Pledged Shares/Title to Pledged Shares. Pledgor is the sole legal and beneficial owner of the Pledged Shares, and, except for the security interests granted to Secured Party herein, Pledgor has, and will at all times during the term hereof have, good and marketable title to all and every part of the Collateral, free and clear of any security interest, lien, pledge, encumbrance, option, conditional sale contract, lease or other title retention agreement, or any other adverse claim of any nature whatsoever, except as otherwise permitted in Article 5.1.

          3.2 Priority. Upon the execution and delivery of this Agreement by each Pledgor and Pledgeholder's taking possession of the Pledged Shares, Secured Party shall have a perfected security interest in and to the Collateral having first priority therefor.

          3.3 Binding Agreement. This Agreement constitutes the legal, valid and binding obligation of Pledgor enforceable against such Pledgor in accordance with its terms.

          3.4 No Default or Required Consent. Neither the execution or delivery of this Agreement by Pledgor nor the effectuation by Secured Party of any of its rights or remedies herein, whether upon default or otherwise, will result in a breach of or constitute a default under any agreement or instrument to which Pledgor is a party or by which any of the Collateral is bound, or violate any law or any rule or regulation of any administrative agency or any order, writ, injunction or decree of any court or administrative agency, nor does any of the foregoing require the consent of any person, entity or governmental agency or any notice or filing with any governmental or regulatory body.

          3.5 No Litigation. To his knowledge, after reasonable inquiry, there is no action, legal, administrative or other proceeding pending or threatened against Pledgor's title to or interest in the Collateral or against Pledgor's pledge of the Collateral hereunder, nor does Pledgor know of any basis for the assertion of any such claim.

                                    ARTICLE 4

                              AFFRMATIVE COVENANTS

          Each Pledgor covenants that until such time as all of the Secured Obligations are indefeasibly satisfied in full or this Agreement has expired by its own terms, unless Secured Party shall otherwise consent in writing:

          4.1 Protection of Security and Legal Proceedings. Pledgor shall, at his own expense, take any and all actions necessary to preserve, protect and defend the security interest of Secured Party in the Collateral and the perfection and priority thereof against any and all adverse claims, including appearing in and defending any and all actions and proceedings which purport to affect any of the foregoing; promptly reimburse Secured Party for any and all sums, including costs, expenses and reasonable attorneys' fees, which Secured Party may pay or incur in defending, protecting or enforcing its security interest in the Collateral or the perfection or priority thereof, or in discharging any prior or subsequent lien or adverse claim against the Collateral or any part thereof, or by reason of becoming or being made a party to or intervening in any action or proceeding affecting the Collateral or the rights of Secured Party therein.

          4.2 Notification. Pledgor shall promptly notify Secured Party in writing of any levy of any legal process against the Collateral and the adoption of any order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.

          4.3 Further Assurances. Pledgor shall from time to time make, execute, acknowledge and deliver all such further documents, instruments and assurances and take such further acts as may reasonably be requested by Secured Party to perfect or preserve the security interest created by and to carry out the intent of this Pledge Agreement.

                                    ARTICLE 5

                                 NEGATIVE COVENANTS

          Each Pledgor covenants that until such time as all of the Secured Obligations are satisfied in full or this Agreement expires by its terms, without the prior written consent of Secured Party:

          5.1 Sale or Hypothecation of Collateral. Pledgor shall not directly or indirectly, whether voluntarily, involuntarily, by operation of law or otherwise
(a) exchange, sell, encumber or dispose of the Collateral or any part thereof, or any of Pledgor's rights therein, or grant any option with respect thereto, nor (b) cause, suffer or permit the Collateral to be affected by any encumbrance, security interest, option or adverse claim of any kind or nature whatsoever, other than the security interest in favor of Secured Party.

                                    ARTICLE 6

                         ADDITIONAL COVENANTS OF PLEDGOR

          6.1 Attorney-In-Fact. Each Pledgor hereby appoints Secured Party its attorney-in-fact with full power of substitution, to do any and all acts which Pledgor is obligated by Section 4.1 of this Agreement to do and for the purpose of carrying out the purposes of such Section 4.1 and taking any action and executing any instruments which Secured Party may deem reasonably necessary or advisable to accomplish the purposes of Section 4.1, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

                                    ARTICLE 7

                        RIGHTS INCIDENT TO PLEDGED SHARES

          7.1 Irrevocable Proxy/Voting Rights. To the extent Secured Party has not taken possession of and retained the Pledged Shares pursuant to Article 9 hereof, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement.

          7.2 Rights to Distributions. To the extent Secured Party has not taken possession of and retained the Collateral, Pledgor may receive and retain for his own uses all cash distributions made in respect of any Pledged Shares.

                                    ARTICLE 8

                                 EVENTS OF DEFAULT

          The occurrence of any of the following shall constitute an event of default ("Event of Default") hereunder:

          8.1 Resignation.

              (i) An Advisory Member (also a Pledgor) elects to resign from the Advisory Board, without simultaneously accepting appointment to an office of Secured Party or the board of directors of Secured Party, or otherwise elects to resign from office of Secured Party or the board of directors of Secured Party without simultaneously accepting reappointment to the Advisory Board, on or prior to the second anniversary of the date of the Exchange Agreement.

              (ii) Hermann (also a Pledgor) elects to resign from office of Secured Party and from Secured Party's board of directors, without simultaneously accepting appointment to the Advisory Board, or otherwise resigns from the Advisory Board without accepting appointment to an office of Secured Party or the board of directors of Secured Party, prior to the second anniversary of the date of the Exchange Agreement.

          8.2 Breach. A breach by Pledgor of his obligations under this Agreement that is not curable or, if curable, is not cured by Pledgor within thirty (30) days following notice of such breach by the Pledgor.


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


                                    ARTICLE 9

                            REMEDIES OF SECURED PARTY

         9.1 First Anniversary. Upon the occurrence of any single Event of Default on or before the first anniversary of the date of this Agreement, the sole remedy of Secured Party shall be to take possession of (a) all of the Dippy Common Shares listed opposite the defaulting Pledgor's name in Column B on
Schedule I hereto, and (b) all of the Dippy Common Shares listed opposite the defaulting Pledgor's name in Column C on Schedule I hereto.

         9.2 Second Anniversary. Upon the occurrence of any single Event of Default after the first anniversary but before the second anniversary of the date of this Agreement, the sole remedy of Secured Party shall be to take possession of and retain all of the Dippy Common Shares listed opposite the defaulting Pledgor's name in Column C on Schedule I hereto.

         9.3 Notice. Secured Party shall give Pledgeholder notice of its intention to take possession of and retain the Collateral, or a portion thereof. Upon receipt of the notice from Secured Party, Pledgeholder shall promptly notify each Pledgor of Secured Party's intention to take possession of and retain the Collateral, or a portion thereof, and shall deliver the Collateral, or a portion thereof, to Secured Party, unless the Pledgors contest Secured Party's retention of the Collateral, or a portion thereof, within five (5) days of such notice from Pledgeholder. In the event such that Secured Party's retention of the Collateral, or a portion thereof, is contested by the Pledgors, such portion of the Collateral representing the amount in dispute shall be held back in escrow by Pledgeholder until such amount in controversy shall be settled by the parties.

                                   ARTICLE 10

                              RETURN OF COLLATERAL

          Secured Party shall cause Pledgeholder to return all Collateral then held by Pledgeholder to the Pledgors or their designee(s) according to the following milestone provisions:

         10.1 First Anniversary. Upon the first anniversary of the date of this Agreement ("Milestone I"), Secured Party shall cause Pledgeholder to return to each Pledgor the number of Dippy Common Shares listed in Column B opposite such Pledgor's name on Schedule I hereto, plus all non-cash distributions distributed in respect of or in exchange therefor; provided, however, that if any Advisory Member has resigned from the Advisory Board, without simultaneously accepting appointment to an office of Secured Party or the board of directors of Secured Party (or otherwise elects to resign from office of Secured Party or the board of directors of Secured Party without simultaneously accepting reappointment to the Advisory Board), or Hermann has resigned from office of Secured Party and from Secured Party's board of directors without simultaneously accepting appointment to the Advisory Board (or otherwise resigns from the Advisory Board without accepting appointment to an office of Secured Party or the board of directors of Secured Party), on or prior to Milestone I, then Secured Party shall have the remedy provided in Section 9.1 above.

         10.2 Second Anniversary. Upon the second anniversary of the date of this Agreement ("Milestone II"), Secured Party shall cause Pledgeholder to return to each Pledgor the number of Dippy Common Shares listed in Column C opposite such Pledgor's name on Schedule I hereto, plus all non-cash distributions distributed in respect of or in exchange therefor; provided, however, that if any Advisory Member has resigned from the Advisory Board, without simultaneously accepting appointment to an office of Secured Party or the board of directors of Secured Party (or otherwise elects to resign from office of Secured Party or the board of directors of Secured Party without simultaneously accepting reappointment to the Advisory Board), or Hermann has resigned from office of Secured Party and from Secured Party's board of directors without simultaneously accepting appointment to the Advisory Board (or otherwise resigns from the Advisory Board without accepting appointment to an office of Secured Party or the board of directors of Secured Party), on or prior to Milestone II, then Secured Party shall have the remedy provided in Section
9.2 above.

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


         10.3 Removal; Death; Incapacity. Notwithstanding anything herein to the contrary, if, during the term of the Advisory Obligation, (i) an Advisory Member is removed from the Advisory Board without simultaneously being appointed to Secured Party's board of directors or an office of Secured Party, or is subsequently removed or terminated from such appointment without Cause (as defined below), or (ii) if Hermann is removed from office of Secured Party and from Secured Party's board of directors, without Cause, or (iii) an Advisory Member or Hermann dies or becomes completely incapacitated, , then the Advisory Obligation shall be deemed satisfied as to such Advisory Member or Hermann, as the case may be, and all of the Collateral then held by Pledgeholder in respect of such Advisory Member or Hermann, as the case may be, shall be returned to such Advisory Member or Hermann, as the case may be, or his estate or beneficiaries, in accordance with the terms hereof. Cause shall mean (i) any act of fraud or dishonesty by the Pledgor involving the Secured Party; (ii) an uncured material breach of any provision of this Agreement by the Pledgor; (iii) the conviction of the Pledgor of any felony; (iv) a violation by the Pledgor of any material federal, state, or local law or regulation applicable to the business of the Secured Party; or (v) any willful act by the Pledgor that adversely affects the Secured Party, its financial condition or its business reputation.

         10.4 Condition Precedent. It shall be a condition precedent to the achievement of Milestone I and Milestone II, and the return of any Collateral pursuant to Sections 10.1 and 10.2, respectively, that the Business Development Agreement attached to the Exchange Agreement as Exhibit B, and the Aseen Contract and Hain Contract (each as defined in such Business Development Agreement), shall each be in full force and effect at Milestone I and Milestone II; provided, however, that if any such contract is unilaterally terminated by a party other than USFI, and USFI has performed its obligations thereunder in good faith, then this condition precedent shall not apply.


                                   ARTICLE 11

                          CUMULATIVE RIGHTS; NO WAIVER

          The several rights and remedies of Secured Party hereunder or referred to herein shall, to the full extent permitted by law, be construed as cumulative, and no one of them is exclusive of the others. No delay or omission of Secured Party in exercising any right or remedy created by, connected with or provided in this Agreement or arising from any Event of Default hereunder shall be construed as or deemed to be an acquiescence therein or a waiver of such default or a waiver of or limitation upon the right of Secured Party to exercise, at any time and from time to time thereafter, any right or remedy under this Agreement. No waiver of any breach of any of the covenants or conditions of this Agreement shall be construed to be a waiver of or acquiescence in or consent to any preceding or subsequent breach of the same of any other condition or covenant.



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



                                   ARTICLE 12

                    PLEDGEHOLDER' S POSSESSION OF COLLATERAL

          Pledgeholder, by its signature hereto, consents to act as Pledgeholder hereunder upon the express understanding that it shall be responsible solely for the physical holding of the Collateral, and shall deliver said Collateral to Secured Party in the event of an Event of Default as hereinabove provided. It is expressly understood that the duties and obligations of the Pledgeholder are solely ministerial in nature and are to be limited strictly to the foregoing, and the parties acknowledge that they hereby hold Pledgeholder free and harmless from any and all liability, costs, and expenses, including attorneys' fees, by reason hereof, and that the parties hereby indemnify Pledgeholder therefrom. Any instructions given to Pledgeholder by Secured Party hereunder shall be in writing and shall be signed by Secured Party. Pledgeholder shall perform its duties hereunder without charge to any party hereto.

                                   ARTICLE 13

                             ASSIGNMENT OF OBLIGATIONS

          Secured Party may not transfer any Secured Obligation without the approval of Pledgor except by operation of law.

                                   ARTICLE 14

                                   ARBITRATION

          Any claim or controversy arising out of or relating to this Agreement shall be settled by arbitration in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. Each party shall pay the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, shall be shared equally among the parties.
                                   ARTICLE 15

                                  MISCELLANEOUS

          15.1 Notices. All written notices, demands and requests of any kind which either party may be required or may desire to serve upon the other party hereto in connection with this Agreement may be delivered by courier or other means of personal service, by registered or certified mail or by telex or telecopy. Any such notice or demand so delivered by registered or certified mail or courier shall be deposited in the United States mail, or in the case of courier, deposited with the courier, with postage thereon fully prepaid. All notices shall be addressed to the parties to be served as follows:

          If to Secured Party:
                                    Dippy Foods, Inc.
                                    1161 N. Knollwood Circle
                                    Anaheim, CA 92801
                                    Attention: John Stevenson

                                    with a copy to:

                                    Pollet & Richardson, a Law corporation
                                    10900 Wilshire Blvd, Suite 500
                                    Los Angeles, CA 90024
                                    Attention: Kevin Friedmann

          If to Pledgors:
                                    See Schedule I with each Pledgor's address

                                    with a copy to:

                                    William Savarino, Esq.


          If to Pledgeholder:
                                    Pollet & Richardson, a Law corporation
                                    10900 Wilshire Blvd.
                                    Suite 500
                                    Attention:   Kevin Friedmann, Esq.


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




Service of any such notice or demand so made shall be deemed complete on the day of actual delivery thereof as shown by the addressee's registry, certification receipt or other evidence of receipt, or on the third day after mailing, if mailed, whichever is earlier. Either party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different or additional person to which all such notices or demands thereafter are to be addressed.

          15.2 Time of Essence. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

          15.3 Entire Agreement: Waiver: Construction. This Agreement, and all instruments or documents delivered pursuant hereto or thereto, together with all exhibits thereto contain the entire understanding and agreement of the parties hereto with respect to the subject matter hereof. Each of the parties hereto acknowledges that no other party, or agent or attorney of any other party, has made any promise, representation, or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof, to induce the other party to execute this instrument, and each party hereto acknowledges that it has not executed this instrument in reliance upon any such promise, representation, or warranty not contained herein. This Agreement may not be altered or amended except by the written agreement of the parties hereto. No provision of this Agreement or right of Secured Party hereunder can be waived nor can any Pledgor be released from his obligations hereunder except by a writing duly executed by Secured Party. Each of the parties hereto hereby acknowledges that it has been represented by independent counsel of its own choice throughout all negotiations which have preceded the execution of this document and that it has executed the same with the consent and upon the advice of said independent counsel. All parties and their respective counsel have cooperated in the drafting and preparation of this Agreement, such that it shall be deemed to be their joint work product and may not be construed against any party by reason of its preparation. Any amendment of this Agreement by the Secured Party and any action or waiver to be taken hereunder on behalf of the Secured Party shall be made only upon authorization of the board of directors and at least a majority of the shareholders of Secured Party.

          15.4 Binding on Successors. This Agreement shall remain in full force and effect until each of the obligations hereby secured has been fully performed, and each of the provisions hereof shall inure to the benefit of and bind, as the case may be, the parties hereto and their respective heirs, executors, administrators, successors and assigns.

          15.5 Severability, Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement nevertheless shall be effective.



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


          15.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          15.7 Headings. The headings of the several paragraphs hereof are included only for the convenience of reference and are not intended to govern, construe or modify any provisions of the several paragraphs hereof.

          15.8 Applicable Law. This Agreement is to be governed by and construed in accordance with the laws of the State of California.












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




                IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first written above.

                                         SECURED PARTY:

                                         Dippy Foods, Inc.

                                         By:   /s/ Munjit Johal
                                            ----------------------------
                                         Name: Munjit Johal
                                         Its:  Secretary

                                         PLEDGEHOLDER:

                                         Pollet & Richardson, a Law corporation

                                         By:   /s/ Kevin Friedmann
                                            ---------------------------
                                         Name: Kevin Friedmann
                                         Its:  Associate

                                         PLEDGORS:

                                            /s/ Gary Place
                                         ------------------------------
                                         Gary Place

                                            /s/ Seung Choi
                                         ------------------------------
                                         Seung Choi

                                            /s/ Chris Lee
                                         ------------------------------
                                         Chris Lee

                                            /s/ Eric Yoo
                                         ------------------------------
                                         Eric Yoo

                                            /s/ Min Shim
                                         ------------------------------
                                         Min Shim

                                            /s/ Ira Hermann
                                         ------------------------------
                                         Ira Hermann

                                            /s/ Brian Yoo
                                         ------------------------------
                                         Brian Yoo

                                            /s/ Antonio Gallegos
                                         ------------------------------
                                         Antonio Gallegos

SCHEDULE I


----------------------         -------------------        ----------------         ----------------
                                    CLOSING                 MILESTONE I             MILESTONE II
       PLEDGOR                      COLUMN A                 COLUMN B                 COLUMN C
----------------------         -------------------        ----------------         ----------------

           Gary Place                333,334                  333,333                  333,333
             Address:



           Seung Choi                333,334                  333,333                  333,333
             Address:



            Chris Lee                333,334                  333,333                  333,333
             Address:



             Eric Yoo                333,334                  333,333                  333,333
             Address:



             Min Shim                333,334                  333,333                  333,333
             Address:



          Ira Hermann                333,334                  333,333                  333,333
             Address:



            Brian Yoo                333,334                  333,333                  333,333
             Address:



     Antonio Gallegos                333,334                  333,333                  333,333
             Address:







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